                                                                 Exhibit 99.3


               MONTANA POWER COMPANY UTILITY UNAUDITED PRO FORMA

                       COMBINED CONDENSED FINANCIAL DATA

    The following presents unaudited pro forma combined financial data for the utility business of The Montana Power Company ("Montana Power"), which includes regulated electric and natural gas distribution and transmission operations and certain unregulated, energy-related businesses that provide products and services to industrial, institutional and commercial customers ("The Utility of The Montana Power Company") as of September 30, 2001 and for the year ended December 31, 2000 and for the nine months ended September 30, 2001 to reflect the portion of The Utility of The Montana Power Company that NorthWestern Corportion ("NorthWestern") has agreed to purchase pursuant to a Unit Purchase Agreement, dated as of October 29, 2000, as amended (such portion of The Utility of The Montana Power Company, the "MPC Utility"). The pro forma statements of income for the year ended December 31, 2000 and the nine months ended September 30, 2001 give effect to the following as if each transaction had occurred as of the beginning of the period presented and the pro forma combined condensed balance sheet as of September 30, 2001 gives effect to the following as if each transaction had occurred on September 30, 2001:

    - the exclusion of revenues and costs under an industrial power supply contract that is contractually excluded from the MPC Utility;

    - the implementation of the termination of a special retirement incentive plan that was contractually required to be terminated as part of the acquisition of the MPC Utility;

    - the elimination of certain regulatory liabilities relating to the sale by Montana Power of its oil and gas businesses, which liabilities are being retained by Montana Power and for which Montana Power is fully indemnifying NorthWestern as part of the acquisition of the MPC Utility;

    - the elimination of dividends paid on Montana Power's preferred stock, which stock is being retained by Montana Power as part of the acquisition of the MPC Utility; and

    The Unaudited Pro Forma Combined Condensed Statements of Income as presented include

       - the impact of an interim combined general electric and natural gas rate increase of $19.8 million per annum, granted on November 28, 2000 and lasting until May 8, 2001; and

       - the impact of a final combined general electric and natural gas rate increase of $20.3 million per annum approved by the MPSC on May 8, 2001. This final rate increase replaced the interim rate increase described above.

    In addition, as a result of legislation enacted in Montana in 2001, recovery of that portion of power supply costs related to certain qualified facilities which are currently not recovered in rates, as reflected in the Unaudited Consolidated Pro Forma Statements of Income, are anticipated to be recovered in rates in future periods. The Unaudited Consolidated Pro Forma Statements of Income for the nine months ended September 30, 2001 reflect an offsetting one-time adjustment related to the recording of a regulatory asset which resulted from the final settlement of the aforementioned general rate increase approved by the MPSC on May 8, 2001.

    The pro forma adjustments are based upon currently available information and certain assumptions that our management believe are reasonable. The unaudited pro forma financial information is prepaid for illustrative purposes only and is not necessarily indicative of the operating results or financial condition of the MPC Utility that would have occurred had the transactions occurred at the periods presented, nor is the unaudited pro forma financial information necessarily indicative of future operating results or the future financial position of the MPC Utility. Pro forma results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for a full year.

    Certain pro forma adjustments are based, in part, on the impact of the terms and conditions of the Unit Purchase Agreement governing our acquisition of the MPC Utility, and we cannot assure you that such terms and conditions will remain unchanged. Pro forma adjustments exclude certain cash accounts representing excess proceeds from the Montana Power's previous sale of generation assets, which cash will be applied to reduce transition and stranded costs under the jurisdiction of the Montana Public Service Commission and the Federal Energy Regulatory Commision.

               MONTANA POWER COMPANY UTILITY UNAUDITED PRO FORMA

                       COMBINED CONDENSED FINANCIAL DATA

    You should read the following tables in conjunction with the combined financial statements and notes thereto of The Utility of The Montana Power Company as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 the unaudited combined financial statements and the notes thereto of The Utility of The Montana Power Company as of September 30, 2001 and for the nine months ended September 30, 2001 included in NorthWestern's Current Report on Form 8-K, dated December 12, 2001, included in Exhibit 99.1 hereto.

                         MONTANA POWER COMPANY UTILITY

          UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENTS OF INCOME

                                 (in thousands)

                                             FOR THE YEAR ENDED                            FOR THE NINE MONTHS ENDED
                                              DECEMBER 31, 2000                                SEPTEMBER 30, 2001
                                  -----------------------------------------         ----------------------------------------
                                  MPC UTILITY     PRO FORMA      PRO FORMA          MPC UTILITY    PRO FORMA      PRO FORMA
                                   ACTUAL(1)     ADJUSTMENTS    MPC UTILITY          ACTUAL(1)    ADJUSTMENTS    MPC UTILITY
                                  -----------   -------------   -----------         -----------   -----------    -----------
OPERATING REVENUES..............    $676,053      $(47,909)(2)    $628,144            $536,306     $(45,655)(2)    $490,651
COST OF SALES...................     378,834       (59,329)(2)     319,505             379,916     (131,744)(2)     248,172
                                  ----------    -----------     ----------          ----------    ----------     ----------
GROSS MARGIN....................     297,219         11,420        308,639             156,390        86,089        242,479
                                  ----------    -----------     ----------          ----------    ----------     ----------
OPERATING EXPENSES:
  Selling, general and
    administrative expenses.....     228,999       (10,267)(3)     186,183             148,417      (23,800)(4)     124,617
  Depreciation and
    amortization................      54,123       (32,549)(4)      54,123              42,765                       42,765
                                  ----------    -----------     ----------          ----------    ----------     ----------
                                     283,122       (42,816)        240,306             191,182      (23,800)        167,382
                                  ----------    -----------     ----------          ----------    ----------     ----------
OPERATING INCOME (LOSS).........      14,097         54,236         68,333            (34,792)       109,889         75,097
Interest expense................    (35,880)                      (35,880)            (24,721)                     (24,721)
Investment income and other.....      14,481                        14,481               1,707                        1,707
                                  ----------    -----------     ----------          ----------    ----------     ----------
INCOME (LOSS) BEFORE INCOME
  TAXES AND MINORITY
  INTERESTS.....................     (7,302)         54,236         46,934            (57,806)       109,889         52,083
Benefit (provision) for income
  taxes.........................      19,599       (35,761)       (16,162)              20,015      (38,721)       (18,706)
                                  ----------    -----------     ----------          ----------    ----------     ----------
NET INCOME (LOSS)...............      12,297         18,475         30,772            (37,791)        71,168         33,377
Minority interest on preferred
  securities of subsidiary
  trust.........................     (5,492)                       (5,492)             (4,119)                      (4,119)
Dividends on cumulative
  preferred stock...............     (3,690)          3,690(5)                         (2,847)         2,847(5)
                                  ----------    -----------     ----------          ----------    ----------     ----------
EARNINGS ON COMMON STOCK........      $3,115        $22,165        $25,280           $(44,757)       $74,015        $29,258
                                  ==========    ===========     ==========          ==========    ==========     ==========

  The accompanying notes are an integral part of these combined condensed pro forma financial statements.

                         MONTANA POWER COMPANY UTILITY

              UNAUDITED COMBINED CONDENSED PRO FORMA BALANCE SHEET

                                 (in thousands)

                                                                    AT SEPTEMBER 30, 2001
                                                      --------------------------------------------------
                                                                                         AS ADJUSTED FOR
                                                      MPC UTILITY       PRO FORMA        ACQUISITION BY
                                                       ACTUAL(1)    ADJUSTMENTS(6),(7)    NORTHWESTERN
                                                      -----------   ------------------   ---------------
                       ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.........................      $6,504                                $6,504
  Accounts receivable, net..........................     110,348         $(55,909)              54,439
  Inventories.......................................      11,508                                11,508
  Other current assets..............................     109,944           (3,563)             106,381

PROPERTY, PLANT AND EQUIPMENT, NET..................   1,092,178                             1,092,178

GOODWILL AND OTHER INTANGIBLE ASSETS, NET...........       7,561                                 7,561

OTHER ASSETS:
  Investments.......................................      25,439                                25,439
  Other assets......................................     226,471                               226,471
                                                      ----------       ----------           ----------
                                                      $1,589,953         $(59,472)          $1,530,481
                                                      ==========       ==========           ==========

        LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt..............      $6,930          $(3,531)              $3,399
  Short-term debt--Unrelated........................      74,600          (74,600)
  Short-term debt--Associated companies.............      49,811          (49,811)
  Accounts payable--Unrelated.......................      37,162                                37,162
  Accrued expenses--Associated companies............      75,809          (75,809)
  Accrued expenses..................................     135,016           (1,460)             133,556
                                                      ----------       ----------           ----------
                                                         379,328         (205,211)             174,117

Long-term debt......................................     306,188          113,413(6)           419,601
Deferred income taxes...............................      86,422          (86,422)
Other noncurrent liabilities........................     380,947                               380,947

Company obligated mandatorily redeemable securities
  of trust holding solely parent debentures.........      65,000                                65,000

SHAREHOLDERS' EQUITY:
  Preferred stock...................................      57,654          (57,654)
  Other equity......................................     314,414          176,402              490,816
                                                      ----------       ----------           ----------
                                                      $1,589,953         $(59,472)          $1,530,481
                                                      ==========       ==========           ==========

  The accompanying notes are an integral part of these combined condensed pro forma financial statements.

                         MONTANA POWER COMPANY UTILITY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                            CONDENSED FINANCIAL DATA

    The Unaudited Pro Forma Combined Condensed Financial Data of the MPC Utility are based on the following assumptions:


(1) MPC Utility reflects the electric and natural gas transmission and distribution utility operations and certain unregulated, energy-related businesses (including Colstrip Unit 4) of Montana Power that provide products and services to industrial, institutional and commercial customers. These operations and businesses are discussed in the audited financial statements for The Utility of the Montana Power Company that NorthWestern has filed with the SEC in its Current Report on Form 8-K, dated
    December 12, 2001, which are incorporated by reference herein. These entities represent the entities which will be part of the pending sale to NorthWestern and are collectively referred to as the MPC Utility.


(2) Reflects the elimination of $47.9 million of revenues and $59.3 million of associated power supply costs for the year ended December 31, 2000 and $45.7 million of revenues and $131.7 million of associated power supply and other costs for the nine months ended September 30, 2001 under an industrial power supply contract. Pursuant to the Unit Purchase Agreement, these associated revenues and costs have been excluded. The Unit Purchase Agreement requires the power supply contract and all obligations related thereto to remain with Montana Power and is not part of the MPC Utility being acquired by Northwestern. Montana Power has terminated two other supply contracts which had combined revenues of $4.7 million and associated power supply costs of $10.0 million for the year ended December 31, 2000 and combined revenues of $4.3 million and associated power supply costs of $8.6 million for the nine months ended September 30, 2001. Because these contracts were not specifically required to be terminated by the Unit Purchase Agreement, the pro forma statements of income have not been adjusted to exclude the losses on these contracts.


(3) Reflects $10.3 million of expense from a reduction in actual salary and benefit costs for the year ended December 31, 2000 resulting from the termination of a special retirement incentive plan. Montana Power is required to terminate this special retirement plan pursuant to the Unit Purchase Agreement.

(4) On October 31, 2000, Montana Power sold its oil and natural gas businesses. As a result of the transaction, Montana Power recorded a regulatory liability of $32.5 million in the fourth quarter of 2000 representing the portion of the proceeds from the sale of oil and natural gas businesses, which Montana Power believed was attributable to properties previously included in the natural gas utility rate base. An additional $23.8 million liability was recorded in the third quarter of 2001. NorthWestern is specifically indemnified, pursuant to the Unit Purchase Agreement, of any impact relating to the regulatory treatment of the gain on the sale of the oil and gas businesses. Therefore, the pro forma adjustment reflects the reversal of the $32.5 million charge in 2000 and the $23.8 million charge in the nine months ended September 30, 2001.

(5) Reflects the elimination of $3.7 million of dividends for the year ended December 31, 2000 and $2.8 million of dividends for the nine months ended September 30, 2001 on preferred stock which will not be assumed by NorthWestern pursuant to the Unit Purchase Agreement.

(6) On November 27, 2001, Montana Power issued $150 million aggregate principal amount of its 7.30% First Mortgage Bonds due 2006. Pursuant to the Unit Purchase Agreement with NorthWestern, which requires that NorthWestern assume no more than $488 million in debt and preferred securities of the MPC Utility, the Unaudited Pro Forma Combined Condensed Balance Sheet does not reflect the proceeds from that offering. Instead, the Unaudited Pro Forma Combined Condensed Balance Sheet

                         MONTANA POWER COMPANY UTILITY

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                            CONDENSED FINANCIAL DATA

    adjusts Long-Term Debt such that the aggregate amount of debt and preferred securities assumed by NorthWestern upon closing of the pending acquisition equals $488 million.

(7) Reflects purchase adjustments to the assets and liabilities of the MPC Utility to reflect the effect of the pending acquisition accounted for as a business purchase and to exclude certain assets and liabilities pursuant to the Unit Purchase Agreement.

(8) Certain pro forma adjustments are based, in part, on the impact of the terms and conditions of the Unit Purchase Agreement governing our acquisition of the MPC Utility, and we cannot assure you that such terms and conditions will remain unchanged. Pro forma adjustments exclude certain cash accounts representing excess proceeds from Montana Power's previous sale of generation assets, which cash will be applied to reduce transition and stranded costs under the jurisdiction of the MPSC and FERC.